EXHIBIT 10.53

                            TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement ("Agreement") is made this 24th day of May, 1999, by and between KJI Broadcasting, LLC ("Licensee"), the licensee of Radio Station WCAV(FM), Brockton, Massachusetts (the "Station") and Radio One, Inc. ("Broker").

         WHEREAS, Licensee is the licensee of the Station;

         WHEREAS, Broker desires to provide programming to be transmitted on the Station pursuant to the provisions hereof and pursuant to applicable regulations of the Federal Communications Commission (the "FCC"); and

         WHEREAS Broker and Licensee have entered into an Asset Purchase Agreement, dated May 24, 1999 (the "Asset Purchase Agreement");

         WHEREAS, Licensee, while maintaining control over the Station's finances, personnel matters and programming, desires to accept and transmit programming supplied by Broker on the Station, as well as broadcast Licensee's own public interest programming.

         NOW, THEREFORE, in consideration of these premises and the mutual promises, undertakings, covenants and agreements contained in this Agreement, the parties hereto do hereby agree as follows:

                                   WITNESSETH:

         1.  Facilities.

                  (a) Except as described in Paragraphs 1(b) and 1(c), Licensee agrees to broadcast on the Station, or cause to be broadcast, for up to twenty-four (24) hours per day, seven (7) days per week, Broker's programs and advertisements (the "Programs") as described in Attachment I hereto.

                  (b) Licensee shall have the right to present programs of local significance on the Station on any Sunday during the hours of 6:00 a.m. to 8:00 a.m. Licensee shall notify Broker at least forty eight (48) hours in advance if Licensee plans to broadcast on Sunday between 6:00 a.m. and 8:00 a.m.

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                  (c)  Licensee   will  retain   ultimate   responsibility   for
ascertainment of the needs of its community of license and service area. Licensee shall have the right and obligation to broadcast programming addressing those needs, either produced or purchased by Licensee, as it determines appropriate to respond to the ascertained issues of community concern and to delete or preempt in its sole discretion any Broker programming for the purpose of transmitting such programming.

         2. Payments. Broker hereby agrees to pay the amounts specified in Attachment II to Licensee for broadcast of the Programs hereunder.

         3. Term. Except as otherwise provided in Paragraph 21 of this Agreement, the term of this Agreement shall commence at Buyer's option, at 12:01 a.m. EST on that date which is thirty (30) days following Seller's receipt of written notice from Buyer that Buyer wishes to commence operations under the terms of this Agreement (the "Effective Date"), and shall end on the earlier of
(a) closing under the Asset Purchase Agreement, of even date herewith, (b) thirty (30) days after termination of the Asset Purchase Agreement, or (c) termination pursuant to paragraph 21 hereof.

         4. Programs. Broker shall furnish or cause to be furnished the artistic personnel and material for the Programs as provided by this Agreement and all Programs shall be in good taste and in accordance with Federal Communications Commission ("FCC") requirements. Broker shall be permitted access to and use of Licensee's studio and program production facilities. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations.

         5. Competing Products. Broker will endeavor to maintain appropriate separations between commercials for competing advertisers or products.

         6. Handling of Public Comments. Licensee shall be advised promptly by Broker of any public or FCC complaint or inquiry concerning programs provided by Broker.

         7. Programming and Operations Standards. Broker agrees to abide by the standards set forth in Attachment III in its programming and operations. Broker further agrees that if, in the sole judgment of Licensee or its Station's manager, Broker does not comply with said standards, Licensee may suspend or cancel any program not in compliance.

         8. Operational Expenses. The costs of operating the Station shall be paid by Licensee in accordance with Attachment II. Broker will be responsible for paying the costs of purchasing the Programs and for the expenses incurred in the sale of advertising time. Upon reasonable request by Broker, Licensee will provide Broker with documentation adequate to demonstrate that Licensee is current in its payment to all of its creditors whose services are used in connection with the operation of the Station.

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         9.  Sale  of  Advertising   Time.  Broker  is  permitted  to  sell  all
advertising for Programs it provides to Licensee and may sell such advertising in combination with the sale of advertising on other stations owned by Broker and Broker will retain all revenues from the sale of such advertising. Licensee is permitted to sell all advertising available on public affairs programs produced or purchased by Licensee and will retain all revenues from the sale of such advertising.

         10. Assumption of Contracts. Broker agrees to assume the obligations of the Licensee as to Contracts, Sales Agreements and Trade Agreements (as defined in the Asset Purchase Agreement) disclosed in writing to Broker at least fifteen days prior to commencement of this Agreement consistent with the terms of the Asset Purchase Agreement.

         11.  Operation of Station.

                  (a) Licensee Retains Control. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the period of this Agreement. Licensee shall retain control in its absolute discretion over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements, the right to preempt or delay or delete any programs which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest or in order to broadcast a program deemed to be by Licensee to be of greater national, regional, or local interest, and the right to take any other actions necessary for compliance with the laws of the United States, the Commonwealth of Massachusetts, and the rules, regulations, and policies of the FCC. Licensee shall at all times be solely responsible for meeting all of the FCC's requirements with respect to public service programming, maintaining a main studio, maintaining the political and public inspection files, and preparing the Station's logs and issues/programs lists. Broker shall, upon request by Licensee, provide Licensee with information with respect to such of Broker's Programs which are responsive to public needs and interest so as to assist Licensee in the preparation of required programming reports and will provide, upon request, other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies.

                  (b) Equipment. All equipment necessary for broadcasting by the Station shall be maintained by Licensee in a condition consistent with good engineering practices and in compliance in all material respects with the applicable rules, regulations and technical standards of the FCC, and all capital expenditures reasonably required to maintain the technical quality of the Station's signals shall be made in a timely fashion at the sole expense and in the sole discretion of Licensee. Licensee shall also be solely responsible for all costs associated with ensuring that the Station is operating from the New Tower Site (as defined in the Asset Purchase Agreement) consistent with Licensee's representations and warranties in the Asset Purchase Agreement during the term of this Agreement. Broker may, at its own expense, bring onto the premises of the Station and use its own technical equipment and business machines. Upon termination of this Agreement, Broker shall promptly remove all of its technical equipment and business machines from the premises of the Station and

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shall return the Station to the same  condition it was in prior to the Effective
Date, unless termination is due to a sale of the Station to Broker.

         12. Personnel. Broker shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of its programming and for the personnel used in the sale of advertising time. Licensee shall provide and pay for the manager of the Station, who shall report to and be accountable solely to Licensee and who shall be ultimately responsible for the day-to-day operation of the Station. Licensee shall also employ such personnel as Licensee, in its sole discretion, deems necessary to be responsible for the public affairs programming broadcast on the Station, to comply with FCC rules and record keeping, to ensure that the technical operations of the Station are consistent with the Station's license and FCC rules and to provide managerial and staff support for the Station's main studio. Licensee shall be responsible for the salaries, taxes, insurance and related costs for all the Station personnel under its employ. Employees of Broker shall conduct themselves in a professional manner and while on the Station's premises shall be subject to the supervision of Licensee's employees.

         13. Special Events. Licensee reserves the right in its discretion, and without liability, to preempt, delay or delete any of the Programs provided by Broker which in Licensee's judgment, is of greater local or national importance. However, such authority shall not be exercised in an arbitrary manner or for the commercial advantage of Licensee. In all such cases, Licensee will use its best efforts to give Broker reasonable notice of its intention to preempt such broadcast or broadcasts, and, in the event of such preemption, Broker's monthly payment shall be reduced as further described in Attachment II, Paragraph 2 hereto.

         14. Force Majeure. Any failure or impairment of facilities or any delay or interruption in broadcasting Programs, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof or force majeure or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement and Licensee will not be liable to Broker, except to the extent of allowing in each such case an appropriate payment credit for time or broadcasts not provided as further described in Attachment II, Paragraph 2 hereto.

         15. Right to Use the Programs. The right to use the Programs provided by Broker and to authorize their use in any manner and in any media whatsoever, shall be and remain vested in Broker.

         16. Payola. Broker agrees that Broker will not accept any compensation of any kind or gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements.

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         17.  Compliance  with Laws.  Broker agrees that  throughout the term of this Agreement Broker will comply in all material respects with all laws and regulations applicable in the conduct of Licensee's business. Licensee will comply in all material respects with all applicable FCC rules, regulations and policies, including, but not limited to, political advertisements, sponsorship identification, lottery and contest rules, and other local, state and federal laws, rules, and regulations. Licensee will file a copy of the Agreement with the FCC, if required to do so under FCC rules or policies and Licensee will place a copy of this Agreement in the public file for the Station, as required by FCC rules.

         18. Broker's Accounts Receivable. All receipts and accounts receivable, including the proceeds thereof, generated from Broker's programming, including music, commercial announcements, news and information programming broadcast on the Station from the Effective Date through the termination hereof shall, notwithstanding the termination of this Agreement, at all times hereafter remain the sole and exclusive property of the Broker. Any receipts and/or accounts receivable generated from the broadcast of commercial announcements from and after the Effective Date of this Agreement through the termination hereof are specifically acknowledged and agreed by the Licensee as belonging to the Broker.

         19.  Indemnification.

                  (a) Scope. Each party shall forever protect, save, defend and keep the other party harmless and indemnify said other party against and from any and all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities of any kind or nature whatsoever arising directly or indirectly out of the acts, omissions, negligence or willful misconduct of the said party, its employees or agents in connection with the performance of this Agreement. Further, Broker and Licensee hereby indemnify and hold each other harmless against all liability for libel, slander, illegal competition or trade practices, infringement of trade marks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and property rights resulting from the broadcast of programming furnished or broadcast by the other party. These mutual obligations shall survive any termination of this Agreement and shall continue until the expiration of all applicable statutes of limitation and the conclusion and payment of all judgments which may be rendered in all litigation which may have commenced prior to such expiration. However, Broker shall not be liable for nor responsible to indemnify Licensee for the following: (i) damages arising out of mistakes, omissions, interruptions, delays, errors or defects in transmission caused by the negligence or acts or omissions of Licensee or its employees, contractors or agents; (ii) damages arising out of the failure of equipment not provided by Broker or not under its control. Further, neither party shall be responsible for indemnifying the other for damages caused by acts of God, sabotage, vandalism, or negligence or acts or omissions of any third party.


                  (b) Procedure. The procedure for indemnification shall be as follows:

                           (i)   The   party   claiming   indemnification   (the
"Claimant") shall give written notice to the party from which indemnification is sought (the "Indemnitor") promptly after the

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Claimant learns of any claim or proceeding covered by the foregoing agreement to indemnify and hold harmless and failure to provide prompt notice shall not be deemed to jeopardize Claimant's right to demand indemnification, provided, that, Indemnitor is not prejudiced by the delay in receiving notice.

                           (ii) With  respect  to claims  between  the  parties,
following receipt of notice from the Claimant of a claim, the Indemnitor shall have 15 days to make any investigation of the claim that the Indemnitor deems necessary or desirable, or such lesser time if a 15-day period would jeopardize any rights of Claimant to oppose or protest the claim. For the purpose of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 15-day period, or lesser period if required by this Paragraph (or any mutually agreed upon extension hereof) the Claimant may seek appropriate legal remedies.

                           (iii)  The   Indemnitor   shall  have  the  right  to
undertake, by counsel or other representatives of its own choosing, the defense of such claim, provided, that, Indemnitor acknowledges in writing to Claimant that Indemnitor would assume responsibility for and demonstrates its financial ability to satisfy the claim should the party asserting the claim prevail. In the event that the Indemnitor shall not satisfy the requirements of the preceding sentence or shall elect not to undertake such defense, or within 15 days after notice of any such claim from the Claimant shall fail to defend, the Claimant shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnitor. Anything in this Paragraph 18(b)(iii) to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Claimant other than as a result of money damages or other money payments, the Claimant shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the claim, (ii) the Indemnitor shall not, without the Claimant's written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the plaintiff to the Claimant of a release from all liability in respect of such claim, and (iii) in the event that the Indemnitor undertakes defense of any claim consistent with this Paragraph, the Claimant, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such claim and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such claim.

         20. Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under the Agreement:

                  20.1.   Non-Payment.   Broker's  failure  to  timely  pay  the
consideration provided for in Paragraph 2 hereof.

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                  20.2.  Default in Covenants.  Licensee or Broker shall default in the observance or performance of any material covenant, condition or agreement contained herein.

                  20.3. Adverse Financial Condition. Either party shall make a general assignment for the benefit of creditors or files or has filed against it a petition for bankruptcy, for reorganization or for the appointment of a receiver, trustee or similar creditor's representative for the property or assets of such party under such federal or state insolvency law.

                  20.4. Cure Periods. An Event of Default under Section 19.1 shall not be deemed to have occurred until five (5) days after the payment is due. Except for payment of monies by Broker to Licensee, an Event of Default shall not be deemed to have occurred until fifteen (15) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the actions necessary to cure within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the non-defaulting party.

         21. Termination Options. The parties shall have the right to terminate this Agreement under the following circumstances:

                  21.1 Default. Either party may terminate if the other party has caused an Event of Default to occur.

                  21.2  FCC  Prohibitions.   Either  party  may  terminate  this
Agreement if the FCC determines that the Agreement is not consistent with Licensee's obligations as a licensee and the parties cannot reform the Agreement to satisfy the FCC's concerns.

                  21.3 Failure of Broadcast Transmissions. If the Station is not operated at its licensed operating parameters for more than thirty-six (36) hours (or, in the event of force majeure or utility failure affecting generally the market served by the Station, ninety-six (96) hours), whether or not consecutive, during any period of thirty (30) consecutive days, or if there are five (5) or more Specified Events, as defined below, each lasting more than eight (8) consecutive hours, then Broker may, at its option terminate this Agreement. For the purposes of this Agreement, a "Specified Event" shall include the occurrence and continuance for a period of more than eight (8) hours of any of the following: (i) the transmission of the regular broadcast programming of the Station in the normal and usual manner is interrupted or discontinued; or
(ii) the Station is operated at less than its authorized antenna height above average terrain or at less than eighty percent (80%) of its licensed effective radiated power.

         22. Obligation Upon Termination. In the event of termination, the parties agree as follows:

                  22.1 Payments. In the event of termination, Broker shall pay to Licensee any fees due but unpaid as of the date of termination unless prohibited by the FCC and Licensee shall

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reasonably  cooperate  with Broker to the extent  permitted to enable  Broker to fulfill  advertising or other programming  contracts then outstanding,  in which
event  Licensee  shall  receive  as  compensation   for  the  carriage  of  such
advertising or programming that which otherwise would have been paid to Broker thereunder, unless such termination is due to a sale of the Station to Broker.

                  22.2 Retention of Ownership Rights. In the event of termination, Broker reserves the right to ownership of logos and positioning statements which it develops during the term of this Agreement, and Licensee may not use any such materials without the consent of Broker.

                  22.3 Assumption of Contracts. In the event of termination of this Agreement for any reason other than the Closing of the Asset Purchase Agreement, Licensee shall be responsible for assuming and fulfilling obligations under contracts entered into by Broker for the sale of advertising time on the Station that are in effect as of the date of such termination, provided that such contracts (i) are disclosed in writing to Licensee, and are for a term of 10 weeks or less or terminable upon 15 days notice or less, and (ii) either (a) were entered into in the ordinary course of the Station's business, and are sales of advertising time for cash on commercially reasonable terms, or (b) were entered into in the ordinary course of the Station's business for consideration other than cash on commercially reasonable terms, which consideration was or is used solely in furthering the business of the Station. Notwithstanding the foregoing, the Licensee shall only be obligated to assume an aggregate of $20,000 Negative Trade Balance (as that term is defined in the Asset Purchase Agreement) with respect to the non-cash sales agreements of the Broker. Licensee shall (a) have the duty to perform all such assumed agreements or contracts, and
(b) be entitled to collect and receive the money thereafter derived therefrom; and Broker will forthwith assign same to Licensee and turn over to Licensee all books and records relating to the sale of advertising for broadcast exclusively on the Station. Broker shall, at such time, pay over to Licensee any money or other consideration it shall have received as "pre-payment" for such advertising which Licensee may thereafter undertake to broadcast over the Station. Licensee shall indemnify and hold Broker harmless against any nonperformance of any assumed agreement or contract. All uncollected revenue for advertising during the term of this Agreement prior to such termination shall belong to, be the property of and be for the benefit of Broker.

         23.  Representations  and  Warranties.   Each  of  the  parties  hereto
represents and warrants to the other the following:

                  23.1 Music Licenses. Licensee and Broker represent that, as of the date that this Agreement commences, they will each secure any music licenses from performers' rights organizations including, but not limited to, ASCAP, BMI, and SESAC, that are necessary for the legal operation of the Station as contemplated by this Agreement and that both Licensee and Broker will maintain their respective licenses in good standing.

                  23.2 Compliance with FCC Ownership Rules. Broker certifies that this Agreement complies with the requirements of Section 73.3555 of the FCC's Rules.

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                  23.3 Licensee's Certification.  Licensee hereby certifies that it shall maintain the ultimate control over the Station's facilities, including but not limited to, control over finances, with respect to the operation of the Station, over the personnel operating the Station and over the programming to be operated by the Station.

         24. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

         25. Indulgences. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         26. Construction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, applicable to agreements entered into and wholly to be performed therein, without regard to principles of conflicts of laws. The rights and obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and the regulations of the FCC and all other governmental bodies or authorities presently or hereafter to be constituted.

         27. Headings. The headings contained in this Agreement and in the Attachments thereto are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         28. Successors and Assigns. Neither party may assign this Agreement without the other party's express prior written consent, provided, however, Broker may assign its rights and obligations pursuant to this Agreement without Licensee's consent to an entity which is a subsidiary or parent of Broker or to an entity owned or controlled by Broker or its principals or to Buyer's lenders as collateral for any indebtedness incurred by Buyer. Subject to the foregoing, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the original parties hereto and their respective successors and permitted assignees.

         29. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart.

         30. Notices. Any notice or other communication authorized or required hereunder shall be in writing and any payment, notice or other communications shall be deemed given when delivered

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personally  or by facsimile  transmission,  or if mailed by certified  mail with return receipt requested, then three business days after mailing, or if by Federal Express, postage prepaid, then the next business day, and addressed as follows:


         If to Licensee:

                           Mr. Joseph V. Gallagher
                           Managing Member
                           KJI Broadcasting, LLC
                           27 Chastellux Avenue
                           Newport, RI  02840
                           Fax:  (401) 841-8591

                           With a copy to:

                           E. Colby Cameron, Esq.
                           Cameron & Mittleman
                           56 Exchange Terrace
                           Providence, RI  02906
                           Fax:  (401) 331-5787

         If to Broker:

                           Mr. Alfred C. Liggins III
                           President
                           Radio One, Inc.
                           5900 Princess Garden Parkway, 8th Floor
                           Lanham, MD  20706
                           Fax: (301) 306-9694


         With a copy to:

                           Linda J. Eckard
                           General Counsel
                           Radio One, Inc.
                           5900 Princess Garden Parkway 8th Floor
                           Lanham, MD  20706
                           Fax: (301) 306-9638

         31. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless by like written instrument.

         32. Savings Clause. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. This Agreement shall then be construed and enforced as so modified.

         33. No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed to make Licensee and Broker partners or joint venturers. Neither party hereto shall have the right to bind the other to transact any business in the other's name or on its behalf, in any form or manner or to make any promises or representations on behalf of the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            SELLER:

                                            KJI BROADCASTING, LLC

                                            By:
                                               ---------------------------------
                                                     Joseph V. Gallagher
                                                     Managing Member

                                            BUYER:

                                            RADIO ONE, INC.

                                            By:
                                               ---------------------------------
                                                     Alfred C. Liggins
                                                     President

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT I
                                   PROGRAMMING

                  Broker shall provide radio programs which Broker deems appropriate for broadcast. The parties acknowledge and agree that during the term of the Agreement, Broker, in consultation with Licensee, shall implement a new programming format on the Station.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT II
                              PAYMENTS FROM BROKER


         1. Monthly Payment. Broker shall pay to Licensee a monthly payment in the amount of Fifteen Thousand Dollars ($15,000). In the event that this Agreement is still in effect one year from the Effective Date, the monthly payment shall increase to Twenty Five Thousand Dollars ($25,000). The monthly payment for any partial month(s) shall be prorated based on the number of days for which this Agreement is effective during the relevant month(s). The monthly payment shall be paid on or before the first day of each month.

         2. Reduction in Monthly Payment. Licensee shall provide prompt written notice to Broker specifying the date, time and reason when programs provided by Broker have not been broadcast. The Monthly Payment shall be reduced in any calendar month where other than up to two (2) hours per week between 12 midnight and 5 a.m. for purposes of equipment maintenance or other than during the hours of 6:00 a.m. and 8:00 a.m. on Sunday, Licensee has preempted, declined or failed to broadcast the Programs provided by Broker. In such event, the Monthly Payment then in effect shall be reduced by a percentage equal to the number of hours so preempted or otherwise not broadcast divided by the total number of hours available to Broker for broadcast of Programs during that month.

         3. Expenses. Licensee is responsible for paying all expenses of the Station during the term of this Agreement. Within fifteen (15) business days of receipt by Broker of appropriate written documentation of such expenses from Licensee, Broker shall reimburse Licensee for the following expenses:


         a.       Rental   payments  for  Fillebrown   Tower  license  with  ADF
                  Communications.

         b.       Electric utility bills for Fillebrown Tower Site.

         c. Local and long distance telephone bills for telephone use at the Station's Studio and Transmitter Site.

         d.       ASCAP, BMI, SESAC music licensing fees.

         e. Salaries, payroll taxes, payroll service and health insurance for Station employees expressly assumed by Broker.

         f. General insurance and Workman's Compensation for the Station employees.

         h.       FCC Regulatory Fees for FY 1999.

         i.       Personal property tax for the Station equipment.

         j.       Studio rent.


         k.       Other expenses as agreed to in writing by the parties.

                            TIME BROKERAGE AGREEMENT

                                 ATTACHMENT III
                              PROGRAMMING STANDARDS

         Broker, at the request of Licensee, will comply with the following regulations and restrictions in the preparation, writing and provision for broadcast of the programming on the Station:

         I. No Denominational Attacks. Broker's programming will not be used as a medium for attack on any faith, denomination or sect or upon any individual or organization.

         II. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited. No commercial messages ("plugs") or undue references shall be made in programming presented over the Station to any business venture, profit-making activity or other interest (other than noncommercial announcements for bona fide charities, church activities or other public service activities) in which Broker is directly or indirectly interested without the same having been approved in advance by the Station's General Manager and such broadcast being announced, logged and sponsored.

         III. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited. This prohibition includes announcements with respect to bingo parties and the like which are to be held by a church, if such announcements are prohibited under Massachusetts or Federal law.

         IV. Election Procedures. Broker will clear with the Station's General Manager the schedule of rates that Broker will charge for the time to be sold to candidates for public office or their supporters to make certain that such rates conform with applicable law and Station policy. Licensee in its sole discretion, may require that Broker grant access for the purchase of time to candidates for political office or their supporters. In the event that Licensee determines that any candidates for political office or their supporters are entitled to purchase time in programming provided by Broker, Broker will provide such access as reasonably required by Licensee in accordance with applicable law.

         V. Required Announcements. Broker will include (i) an announcement in a form satisfactory to Licensee at the beginning of each hour of programming to identify the Station's call letters and (ii) an announcement at the beginning of each broadcast day to indicate that program time has been purchased by Broker, and (iii) any other announcements required by applicable law.

         VI. No Illegal Announcements. No announcements or promotions prohibited by law of any lottery or game shall be made over the Station. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained to Licensee upon request by it, which reserves the right, in its discretion to reject any game, contest, or promotion.

         VII. Licensee Discretion Paramount. In accordance with the Licensee's responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, Licensee reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with Station policy or which, in Licensee's judgment, would not serve the public interest.

         VIII. Programming Prohibitions. Broker shall not knowingly broadcast any of the following programs or announcements:

                  A. False Claims. False or unwarranted claims for any product or service.

                  B. Unfair Imitation.Infringements of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

                  C. Obscenity and Indecency. Any programs or announcements that
                  (1) have a dominant theme that, taken as a whole, appeals to the prurient interest in sex, portray sexual conduct in a patently offensive way, and lack literary, artistic, political or scientific value or (2) describe in terms patently offensive as measured by contemporary community standards for the broadcast medium, sexual or excretory activities or organs at times of the day when children are likely to be in the audience.


         IX. Waiver. Licensee may waive in writing any of the foregoing regulations and restrictions in specific instances if, in its opinion, good broadcasting in the public interest is served. In any case where questions of policy or interpretation of matters contained in this Attachment arise, Broker shall submit the same to Licensee for decision before making any commitments in connection therewith.